Exhibit 10.8.4

AMENDED AND RESTATED GUARANTY OF PAYMENT AND PERFORMANCE

THIS AMENDED AND RESTATED GUARANTY OF PAYMENT AND PERFORMANCE (this “Guaranty”) is made as of June 16, 2011 by Newtek Business Services, Inc., a corporation organized under the laws of the State of New York having an address at 1440 Broadway, 17th Floor, New York, NY 10018 (“Guarantor”), in favor of Capital One, N.A., having its principal place of business at 275 Broadhollow Road, Melville, New York 11747 (“Lender”).

R E C I T A L S :

WHEREAS, Lender established a line of credit in favor of Newtek Small Business Finance, Inc., a majority owned subsidiary of the Guarantor (the “Borrower”), in the maximum principal amount not to exceed Twelve Million and No/100 Dollars ($12,000,000) pursuant to a Loan and Security Agreement dated as of December 15, 2010 (the “Original Loan Agreement”) and as evidenced by a promissory note made by Borrower dated December 15, 2010 (the “Original Loan”); and

WHEREAS, as a condition to the Original Loan, Guarantor executed and delivered in favor of Lender a Guaranty of Payment and Performance dated as of December 15, 2010 for the benefit of Lender; and

WHEREAS, Borrower has asked Lender to increase the maximum principal amount of extensions of credit in favor of Borrower under the Original Loan Agreement to up to Twenty-Seven Million and No/100 Dollars ($27,000,000), and Lender has agreed to do so upon the term and subject to the conditions of the Amended and Restated Loan and Security Agreement dated the date hereof between Borrower and Lender (the “Loan and Security Agreement”) and the other Loan Documents; provided, among other things, that Guarantor shall execute, deliver and perform its obligations under this Agreement; and

WHEREAS, Guarantor is the principal shareholder of the Borrower, and financing arrangements between Borrower and Lender under the Loan Agreement and the other Loan Documents will further the business and interests of Guarantor, and the incurrence of the Obligations by Borrower; and

WHEREAS, Guarantor believes that the financing arrangements between Borrower and Lender will further the business and interests of Guarantor;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce Lender to make the Loans to Borrower, Guarantor hereby represents, warrants and covenants to Lender as follows:

1. Authorization and Enforceability of Loan Documents. Guarantor has taken all steps required to authorize and has in its capacity as shareholder of the Borrower authorized the execution and delivery of the Loan and Security Agreement and the other Loan Documents. To the best of its knowledge the Loan and Security Agreement and the other Loan Documents have been duly authorized and executed by Borrower and are legal, valid and binding instruments, enforceable against Borrower in accordance with their respective terms subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other legal or equitable principles now or hereafter in effect generally affecting creditors’ rights and remedies.

2. Obligations Guaranteed. Guarantor unconditionally guarantees to Lender (i) the prompt and unconditional payment of all of the Obligations under the Loan and Security Agreement, including without limitation, the Loans and the interest thereon, whether now or hereafter advanced, as the same shall become due and payable under the Notes, the Loan Agreement and the other Loan Documents, whether at stated maturity, by acceleration or otherwise, and any and all sums of money which, at the time, may have become or become due and payable under the provisions of the Loan and Security Agreement or any other Loan Document, and the due and prompt performance of all of the terms, agreements, covenants and conditions of the Notes, the Loan and Security Agreement and the other Loan Documents; (ii) payment in full of any and all expenses that may be paid or incurred by Lender in the collection of all or any portion of Guarantors’ obligations hereunder or the exercise or enforcement of any one or more of the other rights, powers, privileges, remedies and interests of the Lender under the Loan Documents or hereunder, irrespective of the manner or success of any such collection, exercise or enforcement, and whether or not such expenses constitute part of the Borrower’s obligations; and (iii) performance of all of the Borrower’s (and all of the other entities guaranteeing the Loans) covenants and obligations contained herein and/or therein. Guarantor’s obligation to cause Borrower and the other guarantors to take any action with respect to their respective covenants and obligations shall be limited to those actions consistent with its status as the sole stockholder (or as a member or majority stockholder as applicable) of such parties and shall be exercised through the power consequent upon such status.

3. Unconditional Guaranty. This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and performance and not of collection and is in no way conditioned or contingent upon any attempt to enforce Lender’s rights against Borrower or to collect from the Borrower or upon any other condition or contingency; accordingly, Lender shall have the right to proceed against Guarantor immediately upon any Event of Default under the Loan Documents without taking any prior action or proceeding to enforce the Loan Documents or to liquidate or foreclose on any security Lender may at any time hold pursuant thereto. Guarantor hereby waives and releases any claim (within the meaning of 11 U.S.C. § 101) which Guarantor may have against Borrower arising from a payment made by Guarantor under this Guaranty and agrees not to assert or take advantage of any subrogation rights of Guarantor or any other right of Guarantor to proceed against Borrower for reimbursement. It is expressly understood that the waivers and agreements of Guarantor constitute additional and cumulative benefits given to Lender for its security and as an inducement for its extension of credit to Borrower.

4. Liability Unimpaired. Guarantor’s liability hereunder shall in no way be limited or impaired by, and Guarantor hereby consents to and agrees to be bound by, any amendment, extension or modification of the provisions of any of the Loan Documents or any other instrument made to or with Lender by Borrower or any other guarantor, or any Person who succeeds Borrower as owner of all or part of any Collateral prior to foreclosure of the Loan and Security Agreement or exercise of any power of sale contained therein. In addition, Guarantor’s liability hereunder shall in no way be limited or impaired by (i) any extensions of time for performance required by any of said documents, (ii) any sale, assignment or foreclosure of the Notes or Loan and Security Agreement or any sale or transfer of all or part of the property covered by the Loan and Security Agreement, (iii) any exculpatory provision in any of said instruments limiting Lender’s recourse to any Collateral or to any other security, or limiting Lender’s rights to a deficiency judgment against Borrower, (iv) the release of Borrower or any other Person (including, without limit, any other guarantor) from performance or observance of any of the agreements, covenants, terms or conditions contained in any of said instruments by operation of law or otherwise, (v) the release or substitution in whole or in part of any security for the Loans, (vi) Lender’s failure to record the Loan and Security Agreement or file any UCC financing statements (or Lender’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loans, (vii) the invalidity, irregularity or unenforceability, in whole or in part, of any of the Loan Documents, this Guaranty or any other instrument or agreement executed or delivered to Lender in connection with the Loans, except to the extent that there is a final adjudication by a court of competent jurisdiction of a valid defense to Borrower ‘s obligations under the Loan Documents to payment of the Indebtedness, (viii) the inaccuracy of any of the representations and warranties made by Borrower in the Loan and Security Agreement, the other Loan Documents or any disbursement certificates or requests for disbursements made under the Loan Agreement, or (ix) any other action or circumstance whatsoever which constitutes, or might be construed to constitute, a legal or equitable discharge or defense (except full payment and satisfaction) of Borrower for its obligations under any of the Loan Documents or of any Guarantor under this Guaranty (whether as surety, guarantor or otherwise); and, in any such case, whether with or without notice to Guarantor and with or without consideration.

5. Preservation of Loan Documents. Guarantor will cause Borrower to maintain and preserve the enforceability of the Loan Documents as the same may be modified and will not permit Borrower to take or to fail to take actions of any kind, the taking of which or the failure to take which might be the basis for a claim that Guarantor has a defense to Guarantor’s obligations hereunder.

6. Security; Events of Default. Pursuant to the terms of the Amended and Restated Guarantor Security Agreement of even date herewith (the “Security Agreement”), as security for any and all of the obligations of Guarantor under this Guaranty, now existing or hereafter arising hereunder or otherwise (collectively, the “Liabilities”), Guarantor hereby grants to the Lender a lien upon and a security interest in any and all moneys or other property (i.e., goods and merchandise, as well as any and all documents relative thereto, funds, securities, chooses in action and any and all other forms of property whether real, personal or mixed, and any right, title or interest of Guarantor therein or thereto), and the proceeds thereof, which have been, or may hereafter be, deposited or delivered to the Lender (or with any third party acting on the Lender’s behalf) by or for the account or credit of Guarantor whether for safekeeping, custody, pledge, deposit, transmission, collection or otherwise and a lien upon and a security interest in all of its other assets pursuant to the Security Agreement. All remittances and property shall be deemed delivered to the Lender as soon as put in transit to the Lender by mail or carrier.

Upon the occurrence of any of the following events or any other agreement with Lender (each an “Event of Default”): (a) Guarantor defaults under this Guaranty or any Loan Document or any other agreement with Lender to which Guarantor is a party; (b) any representation or warranty made by Guarantor herein or in any other Loan Document to which Guarantor is a party is false or untrue as of the date such representation or warranty is made; (c) Guarantor commences any case, proceeding, or other action under any law of any jurisdiction relating to bankruptcy, insolvency, reorganization, or relief of debtors or seeks to have an order for relief entered with respect to Guarantor or seeks to be adjudicated a bankrupt or insolvent, or seeks reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to Guarantor or Guarantor’s debts, or seeks the appointment of a receiver, trustee, custodian, or other similar official for Guarantor or for all or any substantial part of Guarantor’s property; (d) Guarantor makes a general assignment for the benefit of creditors; (e) there is commenced against Guarantor any case, proceeding or other action of the type referred to in clause (c) above or seeking the issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of Guarantor’s property, which case, proceeding or other action results in an entry of an order for relief or is not dismissed, discharged or bonded within sixty days of the commencement thereof; (f) Guarantor takes any action indicating Guarantor’s consent to, approval of, or acquiescence in or in furtherance of, any of the acts set forth in clause (c) and (e) above; (g) Guarantor admits in writing Guarantor’s inability to pay Guarantor’s debts as they mature; (h) Guarantor terminates or dissolves or suspends Guarantor’s usual business activities or conveys, sells, leases, transfers or otherwise disposes of all or a substantial part of Guarantor’s property, business or assets other than in the ordinary course of business; (j) there shall be any default under or demand made under any other financing agreement or guaranty to which it is a party; or (k) the existence or occurrence at any time of one or more conditions or events which, in the reasonable good faith opinion of the Lender, has resulted or is reasonably likely to result in a material adverse change in the business, properties or financial condition of Guarantor, then, any or all of the obligations of Guarantor shall, at the Lender’s option, become (for the purpose of this Guaranty) immediately due and payable by Guarantor, without demand or notice. In addition, upon the occurrence of any Event of Default, the Lender shall have all of the rights and remedies provided to a secured party by the Uniform Commercial Code as in effect in New York State at that time. Guarantor agrees that in the event that notice is necessary, written notice provided in accordance with paragraph 26 of this Guaranty and given below five Business Days prior to the date of public sale of the property subject to the lien and security interest created herein or prior to the date after which private sale or any other disposition of said property will be made shall constitute reasonable notice.

7. Indemnification; Payments; Certain Waivers. Guarantor (i) waives any right or claim of right to cause a marshalling of Borrower ‘s assets or to cause Lender to proceed against any of the security for the Loans or for the obligations guaranteed hereby before proceeding against Guarantor, (ii) agrees that any payments required to be made by Guarantor hereunder shall become due on demand in accordance with the terms of paragraph 2 hereof and without presentment to Borrower, demand for payment or protest, or notice of non-payment or protest, and (iii) except as hereinafter provided, expressly waives and relinquishes all rights and remedies accorded by applicable law to guarantors. Without limiting the generality of the foregoing, Guarantor hereby waives all rights (x) to participate in any claim or remedy Lender may now or hereafter have against Borrower or in any collateral which Lender has or hereafter may acquire for the obligations guaranteed hereby and (y) except as provided below, to contribution, indemnification, set-off, exoneration or reimbursement, whether from Borrower, Guarantor, or any other Person now or hereafter primarily or secondarily liable for any of Borrower’ obligations to Lender, and whether arising by contract or operation of law or otherwise by reason of Guarantor’s execution, delivery or performance of this Guaranty. Guarantor does not waive and hereby retains all rights of subrogation, contribution, indemnification, set-off or reimbursement against Borrower or any other guarantor that Guarantor may have (the “Undersigned’s Rights”); provided, however, that (i) this Guaranty shall neither be contingent upon the existence of the Undersigned’s Rights nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of the Undersigned’s Rights including, without limitation, any claim that the Undersigned’s Rights were abrogated by any of Lender’ acts, and (ii) until the Loans shall have been paid in full, Guarantor hereby postpones and subordinates (A) the exercise of any and all of the Undersigned’s Rights to Lender’s rights against Guarantor under this Guaranty or against Borrower under any of the Loan Documents, and (B) any of the Undersigned’s Rights to any collateral securing the Loans.

8. Reinstatement. This Guaranty shall continue to be effective, or be reinstated automatically, as the case may be, if at any time payment, in whole or in part, of any of the obligations guaranteed hereby is rescinded or otherwise must be restored or returned by Lender (whether as a preference, fraudulent conveyance or otherwise) upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, Guarantor or any other Person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either Borrower, Guarantor, any other Credit Party or any other Person or for a substantial part of Borrower’s, Guarantor’s, or any of such other Person’s property, as the case may be, or otherwise, all as though such payment had not been made. Guarantor further agrees that in the event any such payment is rescinded or must be restored or returned, all costs and reasonable expenses (including, without limitation, reasonable legal fees and expenses) incurred by or on behalf of Lender in defending or enforcing such continuance or reinstatement, as the case may be, shall constitute costs of enforcement, the payment of which is guaranteed by Guarantor pursuant to paragraph 2 above and covered by Guarantor’s indemnity pursuant to paragraph 7 above.

9. Litigation, Compliance with Judgments. Guarantor represents and warrants with respect to itself that there are no actions, suits or proceedings pending or threatened against or affecting Guarantor, at law, in equity or before or by any governmental authorities which would have a material adverse effect on Guarantor’s ability to perform its obligations hereunder; to the best of Guarantor’s knowledge, Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court or governmental authorities.

10. No Conflicts. Guarantor represents and warrants with respect to itself that the consummation of the transactions contemplated hereby and the performance of this Guaranty and the other Loan Documents to which Guarantor is a party have not resulted and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement or other instrument to which Guarantor is a party or by which Guarantor may be bound or affected.

11. Compliance with Laws. Guarantor represents and warrants with respect to itself that Guarantor is in compliance with, and the transactions contemplated by the Loan Documents and this Guaranty do not and will not violate any provision of, or require any filing, registration, consent or approval under, any federal, state or local law, rule, regulation, ordinance, order, writ, judgment, injunction, decree, determination or award (hereinafter, “Laws”) presently in effect having applicability to Guarantor, and agrees that Guarantor will comply promptly with all laws now or hereafter in effect having applicability to Guarantor.

12. Accuracy of Information; Full Disclosure. Guarantor represents and warrants with respect to itself that neither this Guaranty nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of Guarantor to Lender in connection with the negotiation of the Loan Documents or the consummation of the transactions contemplated thereby, or required herein or by the other Loan Documents to be furnished by or on behalf of Guarantor, contains any untrue or misleading statement of a material fact; there is no fact which Guarantor has not disclosed to Lender in writing which materially affects adversely any of the property covered by the Loan and Security Agreement or the business affairs or financial condition of Guarantor, or the ability of Guarantor to perform this Guaranty and the other Loan Documents to which Guarantor is a party.

13. Financial Statements and Covenants. (a) Guarantor represents and warrants with respect to itself that the most recent financial statements heretofore delivered by Guarantor to Lender are true and correct in all respects, have been prepared in accordance with sound accounting principles consistently applied and fairly present Guarantor’s financial condition as of the date thereof, and no material adverse change has occurred in the financial condition reflected therein since the date thereof.

(b) Guarantor shall not make any Investment or Restricted Payment other than:

(i) the types of Investments covered by clauses (b)(i)-(iv) of the definition of Permitted Investments contained in the Loan and Security Agreement;

(ii) if no Default or Event of Default shall have occurred and shall be continuing at the time of, or would result from, such Investment or Restricted Payment: (A) repurchases in the open market by Parent from Persons other than its Affiliates of outstanding shares of Parent’s common stock, $.02 par value per share, and (A) the declaration and payment of cash dividends by Parent on Parent’s common stock, $.02 par value per share, in an aggregate amount as to clauses (A) and (B) of this subsection not exceeding $1,000,000 in the aggregate during the term of the Loan and Security Agreement; (C) loans by Parent to the Permitted Capcos in an aggregate amount not to exceed $6,000,000 at any one time outstanding; provided, that each such loan shall have a final maturity date, and shall actually be paid in full, no later than 30 days after the date such loan shall have been made, (D) Investments in and Restricted Payments to (1) Borrower, (2) any other Guarantor which has executed and delivered to Lender a Guaranty Agreement and Guarantor Security Agreement; provided, that the aggregate amount of Investments and Restricted Payments to Newtek Insurance Agency, LLC, PMTWorks Payroll LLC, when taken together with the Investments and Restricted Payments permitted by subclause (3) below, may not exceed $500,000 at any one time outstanding, and (3) additional Investments and Restricted Payments to other Subsidiaries of Parent; provided, that the aggregate amount of Investments and Restricted Payments to Newtek Insurance Agency, LLC, PMTWorks Payroll LLC, when taken together with the Investments and Restricted Payments permitted by this subclause (3), may not exceed $500,000 at any one time outstanding, and (E) loans by Parent to CDS Business Services, Inc. in an aggregate amount not to exceed $2,000,000 at any one time outstanding; provided, that (i) each such loan shall have a final maturity date, and shall actually be paid in full, no later than 15 days after the date such loan shall have been made and (ii) the terms and conditions of each such loan (including, without limitation, any subordination of such loan to Sterling National Bank or any other Person), shall be subject to the prior approval of Lender in its sole discretion.

(iii) In the event Borrower shall make any loans, advances, dividends or other distributions to Guarantor (which shall be made and accepted by Guarantor only to the extent permitted in the Loan and Security Agreement), the proceeds thereof shall be used solely (A) for working capital by Guarantor (but not any other Credit Party) in the operation of its business in the ordinary course, or (B) except during the continuance of a Default or Event of Default or during the continuance of a Default or an Event of Default hereunder, for making loans and advances to any other Guarantor which has executed and delivered to Lender a Guaranty Agreement and Guarantor Security Agreement; provided, such loans and advances are each at all times fully subordinated to Lender pursuant to subordination documents in form and substance satisfactory to Lender, and the amount of such loans and advances at all times comply with Section 13(b)(ii)(D) above.

(c) Guarantor shall deliver to Lender or cause to be delivered to Lender all financial statements required under the Loan and Security Agreement.

(d) Guarantor shall deliver to Lender within twenty (20) days of filing, but in no event more than fifteen (15) days after the last permitted extension for filing without penalty, its signed federal tax returns.

(e) Promptly after a written request therefor, such other financial data or information as the Lender may reasonably request from time to time.

(f) Guarantor agrees and acknowledges that any now existing or hereinafter created loan from Guarantor to the Borrower shall at all times be subordinate to the Loans in all respects and absent the consent of the Lender no repayments may be made by the Borrower in respect thereof.

(g) Guarantor shall at all times during the term of the Loans maintain its primary bank accounts with the Lender.

(h) Guarantor shall provide copies of all financial statements, reports and the like, as required pursuant to the Loan and Security Agreement.

(i) Promptly upon its becoming available, Guarantor shall provide Lender with one copy of each financial statement, report, notice or proxy statement sent by Guarantor to stockholders generally pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and, a copy of each regular or periodic report, and any registration statement, or prospectus in respect thereof, filed by Guarantor with any securities exchange or with federal or state securities and exchange commissions or any successor agency.

(j) Guarantor agrees and acknowledges that it shall maintain all of its Subsidiaries and Affiliates as separate and independent entities consistent with the standards of Section 6.18 of the Loan and Security Agreement and shall not allow the Collateral under the Loan and Security Agreement to become intermingled with any Person that is not a Credit Party, nor shall it suffer or permit any of the Collateral to be directly or indirectly pledged to any party other than the Lender.

14. Non-Waiver Remedies Cumulative. No failure or delay on Lender’s part in exercising any right, power or privilege under any of the Loan Documents, this Guaranty or any other document made to or with Lender in connection with the Loans shall operate as a waiver of any such privilege, power or right or shall be deemed to constitute Lender’s acquiescence in any default by Borrower or Guarantor under any of said documents. A waiver by Lender of any right or remedy under any of the Loan Documents, this Guaranty or any other document made to or with Lender in connection with the Loans on any one occasion shall not be construed as a bar to any right or remedy which Lender otherwise would have on any future occasion. The rights and remedies provided in said documents are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

15. Transfers of Interests in Loans. Guarantor recognizes that Lender may sell and transfer interests in the Loans to one or more participants and/or assignees (collectively, “Participants”) and that all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Borrower, Guarantor or the Loans, may be exhibited or delivered on a confidential basis to and retained by any such Participant or prospective Participant, with a request to any prospective Participant to return such information if it does not become a Participant.

16. Separate Indemnity. Guarantor acknowledges and agrees that Lender’s rights (and Guarantor’s obligations) under this Guaranty shall be in addition to all of Lender’s rights (and all of Guarantor’s obligations) under any indemnity agreement executed and delivered to Lender by Borrower and/or Guarantor or any other guarantor in connection with the Loans, and payments by Guarantor under this Guaranty shall not reduce any of Guarantor’s obligations and liabilities under any such indemnity agreement.

17. Severability. Any provision of this Guaranty, or the application thereof to any Person or circumstance, which, for any reason, in whole or in part, is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty (or the remaining portions of such provision) or the application thereof to any other Person or circumstance, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) or the application thereof to any Person or circumstance in any other jurisdiction.

18. Entire Agreement; Amendments. This Guaranty contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or statements relating to such subject matter, and none of the terms and provisions hereof may be waived, amended or terminated except by a written instrument signed by the Person against whom enforcement of the waiver, amendment or termination is sought.

19. Successors and Assigns. This Guaranty shall be binding upon and shall inure to the benefit of Lender and Guarantor and their respective heirs, personal representatives, successors and assigns. This Guaranty may be assigned by Lender with respect to all or any portion of the obligations guaranteed hereby, and when so assigned Guarantor shall be liable under this Guaranty to the assignee(s) of the portion(s) of the obligations guaranteed hereby so assigned without in any manner affecting the liability of Guarantor hereunder to Lender with respect to any portion of the obligations guaranteed hereby retained by Lender.

20. WAIVER OF TRIAL BY JURY. GUARANTOR, AND BY ITS ACCEPTANCE HEREOF, LENDER, EACH HEREBY AGREE NOT TO ELECT A

TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. GUARANTOR AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

21. ADDITIONAL WAIVERS IN THE EVENT OF ENFORCEMENT. GUARANTOR HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF LENDER ON THIS GUARANTY, ANY AND EVERY RIGHT GUARANTOR MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN COMPULSORY COUNTERCLAIMS), AND (III) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT GUARANTOR FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST LENDER WITH RESPECT TO ANY ASSERTED CLAIM.

22. Governing Law; Submission To Jurisdiction. This Guaranty and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to New York’s principles of conflicts of law other than Section 5-1401 of the New York General Obligations Law). Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of the federal and state courts located in the City of New York, Borough of Manhattan over any suit, action or proceeding arising out of or relating to this Guaranty, and Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any of the Courts of New York State or the United States District Court for the Eastern District of New York may be made by certified or registered mail, return receipt requested, directed to Guarantor at the address indicated below, and service so made shall be complete five (5) days after the same shall have been so mailed.

23. Paragraph Headings. Any paragraph headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction hereof.

24. Liability Unaffected by Release. Subject only to written notice to Guarantor, any other Person liable upon or in respect of any obligation hereby guaranteed, may be released without affecting the liability of Guarantor hereunder.

25. Joint and Several Obligations. If more than one Person comprises Guarantor, then each such Person’s obligations and liability under this Guaranty shall be joint and several.

26. Notices. Notices shall be given in the manner provided in the Loan and Security Agreement and with respect to Guarantor at the address set forth on the signature page hereto. Guarantor acknowledges reviewing the notice provision contained in the Loan and Security Agreement and accepts the provisions thereof.

27. Additional Indebtedness. Without the prior written consent of Lender, so long as any Obligations or any Guarantor Obligations (as defined below) are outstanding, Guarantor shall not incur any direct or indirect Indebtedness other than (i) Indebtedness to Lender, (ii) Indebtedness listed on Schedule I hereto, (iii) unsecured trade Indebtedness incurred in the ordinary course of business and (iv) Indebtedness to Borrower and other Guarantors to the extent expressly permitted by the Loan Documents; provided, such Indebtedness is at all times fully subordinated to Lender pursuant to subordination documents in form and substance satisfactory to Lender. Guarantor represents that no portion of the collateral pledged to Lender under the Loan Documents is pledged to any other Person (other than with respect to the SBA Loans to the SBA). The term “Guarantor Obligations” means all existing and future debts, liabilities and obligations of every kind or nature at any time owing by Guarantor to Lender, whether under this Guaranty, or any other existing or future instrument, document or agreement, between Guarantor or Lender, whether joint or several, related or unrelated, primary or secondary, matured or contingent, due or to become due (including debts, liabilities and obligations obtained by assignment), and whether principal, interest, fees, indemnification obligations hereunder or Expenses (specifically including interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding with respect to Borrower or any other Credit Party, whether or not a claim for such post-commencement interest is allowed).

28. Certain Defined Terms. Capitalized terms used but not defined herein shall have their respective meanings as set forth in the Loan and Security Agreement.

29. Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized official as of the date first above stated.

NEWTEK BUSINESS SERVICES, INC.

By:	/s/
Name:	Barry Sloane
Title:	Chairman and Chief Executive Officer
Address:	1440 Broadway, 17th Floor,
New York, NY 10018